AMENDMENT NO. 2 TO
FUND PARTICIPATION AND SERVICE AGREEMENT

This Second Amendment (“Amendment), effective as of September 1st, 2020 amends the Fund Participation and Service Agreement (the “Agreement”), dated October 9, 2019 by and among Pruco Life Insurance Company and Pruco Life Insurance Company of New Jersey (referred to in the Agreement as the “Company,” but referred to herein as “PLIC” and “PLICNJ” respectively), American Funds Distributors, Inc. (the “Distributor”), American Funds Service Company (the “Transfer Agent”), Capital Research and Management Company (the “Adviser”), and American Funds Insurance Series (the “Series”).

WHEREAS the parties desire to amend the Agreement.

NOW, THEREFORE, the Agreement is hereby amended as follows:

1.Appendix A of the Agreement is deleted and replaced with the attached Appendix A.

2.Except as specifically set forth herein, all other provisions of the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties have each caused this Amendment to be executed in its name and on its behalf by its duly authorized representative as of the date and year first above written.

PRUCO LIFE INSURANCE COMPANY

By:	/s/ Timothy Cronin
Name:	Timothy Cronin
Title:	Vice President

PRUCO LIFE INSURANCE COMPANY OF NEW JERSEY

By:	/s/ Timothy Cronin
Name:	Timothy Cronin
Title:	Vice President

AMERICAN FUNDS DISTRIBUTORS, INC.

By:	/s/ Timothy W. McHale
Name:	Timothy W. McHale
Title:	Secretary

AMERICAN FUNDS SERVICE COMPANY

By:	/s/ Kenneth R. Gorvetzian
Name:	Kenneth R. Gorvetzian
Title:	Authorized Signatory

CAPITAL RESEARCH AND MANAGEMENT COMPANY

By:	/s/ Maria Thelma Manotok Pathria
Name:	Maria Thelma Manotok Pathria
Title:	Senior Vice President & Senior Counsel

AMERICAN FUNDS INSURANCE SERIES

By:	/s/ Maria Thelma Manotok Pathria
Name:	Maria Thelma Manotok Pathria
Title:	Executive Vice President & Principal Executive Officer

APPENDIX A

Separate Accounts, Contracts and Designated Funds

Name of Separate Accounts and Date Established by Board of Directors

Pruco Life Flexible Premium Variable Annuity Account (June 16, 1995)
Pruco Life of New Jersey Flexible Premium Variable Annuity Account (May 20, 1996)

Contracts Funded by Separate Account

Individual Flexible Premium Deferred Variable Annuity Contract (ICC19-P-VA/IND (6/19)) Individual Flexible Premium Deferred Variable Annuity Contract (P-VA/IND (11/20)-NY) Individual Deferred Variable Annuity Contract (P-OB/IND(5/14))
Individual Deferred Variable Annuity Contract (P-OC/IND(5/14)) Individual Deferred Variable Annuity Contract (P-OB/IND(5/14)-NY) Individual Deferred Variable Annuity Contract (P-OC/IND(5/14)-NY)

Designated Portfolios
Fund Name
American Funds Insurance Series® Asset Allocation Fund – Class 1    030372601 American Funds Insurance Series® Blue Chip Income and Growth Fund – Class 1    030372692 American Funds Insurance Series® Bond Fund – Class 1    030372809
American Funds Insurance Series® Growth Fund – Class 1    030372403
American Funds Insurance Series® Growth-Income Fund – Class 1    030372304
American Funds Insurance Series® Ultra-Short Bond Fund – Class 1    030372106 American Funds Insurance Series® U.S. Government/AAA-Rated Securities Fund–Class 1    030372502

American Funds Insurance Series® New World Fund – Class 4    02630E863 American Funds Insurance Series® Global Growth and Income Fund – Class 4    02630E848 American Funds Insurance Series® Bond Fund – Class 4    02630E731 American Funds Insurance Series® Global Small Capitalization Fund – Class 4    02630E806 American Funds Insurance Series® Blue Chip Income and Growth Fund – Class 4    02630E855 American Funds Insurance Series® International Fund – Class 4    02630E871
American Funds Insurance Series® Asset Allocation Fund – Class 4    02630E814
American Funds Insurance Series® Growth-Income Fund – Class 4    02630E830
American Funds Insurance Series® Growth Fund – Class 4    02630E889
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